SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
Check the appropriate box:

[x] Preliminary Information Statement       [ ] Confidential, for use of the
                                                Commission only
[ ] Definitive Information Statement

                               Inseq Corporation
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

  ..................................................................

  2)  Aggregate number of securities to which transaction applies:

  ..................................................................



  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)  Proposed maximum aggregate value of transaction:

  ...................................................................

  5)  Total fee paid:

  ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ......................................

  2) Form, Schedule or Registration Statement No.:

  ......................................

  3) Filing Party:

  ......................................

  4) Date Filed:

  ......................................

                                Inseq Corporation
                         535 West 34th Street, Suite 203
                               New York, NY 10001

                              INFORMATION STATEMENT



To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting stock of Inseq Corporation has given its written consent to a resolution adopted by the Board of Directors of Inseq to amend the certificate of incorporation so as to change the name of the company to "GS Energy Corporation." We anticipate that this Information Statement will be mailed on June 27, 2006 to shareholders of record. On or after July 17, 2006, the amendment of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Inseq will not hold a meeting of its shareholders to consider or vote upon the amendment of Inseq's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



June 27, 2006                           Kevin Kreisler
                                        Chairman and Chief Executive Officer

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on June 14, 2006 (the "Record Date"). On the Record Date, the authorized voting stock consisted of:

(1) 5,000,000,000 shares of common stock, par value $0.001, each of which is entitled to one vote. On the Record Date, there were 2,024,190,943 shares of common stock issued, outstanding and entitled to vote.

(2) 2,200,000 shares of Series C Preferred Stock, par value $0.001, all of which were outstanding on the Record Date. Each share of Series C Preferred Stock is entitled to 100 votes and, as a result, the voting power of the outstanding shares of Series C Preferred Stock is equal to that of 220,000,000 common shares.

(3) 1,000,000 shares of Series D Preferred Stock, par value$.001 par value, all of which were outstanding on the Record Date. The holder of the Series D Preferred Stock is entitled to cast votes equal to four times the number of votes that holders of all other classes of voting stock are entitled to cast. As a result, the voting power of the outstanding shares of Series C Preferred Stock on the Record Date was equal to that of 8,976,763,772 common shares.

The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of Inseq's voting stock, as well as the ownership of such shares by each member of Inseq's Board of Directors and the shares beneficially owned by its officers and directors as a group.

                                      Amount and Nature            Aggregate
Name and Address of                 of Beneficial Ownership      Percent of Class
Name and Address of                 -----------------------      ----------------               Percent of
Beneficial Owner(1)                   Common    Preferred        Common     Preferred           Voting Power
-------------------                   ------   ------------      ------    ----------           ------------
Kevin Kreisler ((2))                    --      2,200,000          --      100% Series C             2.0%
                                        --      1,000,000          --      100% Series D            80.0%

James S. Grainer                  89,400,600         --           4.4%           --                  0.8%

Current executive officers and
 directors as a group (2 persons) 89,400,600         --           4.4%           --                  0.8%
                                        --      3,200,000          --      100% Series C             2.0%
                                        --      1,000,000          --      100% Series D            80.0%
----------------------------

(1) The address of each owner is c/o GreenShift Corporation, 535 West 34th Street, Suite 203, New York, NY 10001.

(2) Represents shares owned by GreenShift Corporation. Mr. Kreisler is the Chief Executive Officer of GreenShift Corporation and owns, through controlled corporations, a majority of the outstanding capital stock of GreenShift Corporation.






                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                      TO CHANGE THE NAME OF THE CORPORATION


     The Board of Directors of Inseq has adopted a resolution to change the name of the Corporation from Inseq Corporation to "GS Energy Corporation." The holder of shares representing a majority of the voting power of Inseq's outstanding voting stock has given its written consent to the resolution. Under Delaware corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after July 17, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The primary purpose of the name change is to represent more precisely the Corporation's business. The Corporation recently acquired equity interests in Sterling Planet, Inc., the nation's leading retail provider of solar, wind and other clean, renewable energy, and TerraPass, Inc., an innovative clean energy sales company that focuses on offsetting the carbon dioxide output of personal vehicles. In addition, the Corporation's operating subsidiary, Warnecke Design, has reoriented its business plan to include a focus on providing infrastructure support services to the Corporation's clean energy production projects. Because of this new overall direction in the Corporation's business, the Board of Directors and majority shareholder have determined to change the Corporation's name.

     Certificates for the Corporation's common stock that recite the name "Inseq Corporation" will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "GS Energy Corporation" after the Effective Date, he may do so by surrendering his certificate to the Corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Inseq's Transfer Agent is:

                        Olde Monmouth Stock Transfer Co.
                              200 Memorial Parkway
                          Atlantic Highlands, NJ 07716
                                  732-872-2727
                               732-872-2728 (fax)

                              No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the transaction described in this Information Statement.

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